Exhibit 99.1

Prospect Capital Reports December 2017 Quarterly Results and
Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - February 7, 2018 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our second fiscal quarter ended December 31, 2017.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016

Net Investment Income (“NII”)	$73,192	$63,732	$84,405
Interest as % of Total Investment Income	94.4%	93.4%	95.3%

NII per Share	$0.20	$0.18	$0.24

Net Increase in Net Assets Resulting from Operations (“NI”)	$121,727	$11,973	$100,880
NI per Share	$0.34	$0.03	$0.28

Distributions to Shareholders	$64,912	$81,647	$89,668
Distributions per Share	$0.18	$0.23	$0.25

Net Asset Value (“NAV”) per Share	$9.28	$9.12	$9.62

Net of Cash Debt to Equity Ratio	60.2%	71.6%	70.3%
For the December 2017 quarter, we earned net investment income (“NII”) of $73.2 million, or $0.20 per weighted average share, up $0.02 from the September 2017 quarter, and exceeding our current quarterly dividend rate of $0.18 per share by $0.02 per share. The increase in NII per share resulted primarily from a reduction in administrative overhead expenses and a restoration of certain loans to income accrual status due to improved performance.
Our strategy focuses on risk reduction, capital preservation, and avoidance of “yield chasing” investments deemed too risky with a poor risk/return profile at this point in the economic cycle. We remain committed to our historic credit discipline with repayments outpacing originations for the third consecutive quarter. While we have a robust pipeline of potential investments in our target range for credit quality and yield, we have not chased risky assets with low returns and remain underinvested at December 31, 2017. We believe our disciplined approach to credit will serve us well in the coming years, just as that disciplined approach has served us well in past years.
In the December 2017 quarter our net of cash debt to equity ratio was 60.2%, down 11.4% from September 2017.
For the December 2017 quarter, our net increase in net assets resulting from operations (“NI”) was $121.7 million, or $0.34 per weighted average share, an increase of $0.31 from the September 2017 quarter as a result of NII in excess of dividends and an increase in the fair market value of certain investments.

Our interest income as a percentage of total investment income was 94.4% in the December 2017 quarter.
Our net asset value (“NAV”) per share increased by $0.16 to $9.28 during the December 2017 quarter.

All amounts in $000’s except per share amounts	Six Months Ended December 31, 2017	Six Months Ended December 31, 2016

NII	$136,924	$163,324
NII per Share	$0.38	$0.46

NI	$133,700	$182,246
NI per Share	$0.37	$0.51

Distributions to Shareholders	$146,559	$179,097
Distributions per Share	$0.41	$0.50
For the six months ended December 31, 2017, we earned NII of $136.9 million, or $0.38 per weighted average share, down $0.08 from the prior year. For the six months ended December 31, 2017, we earned NI of $133.7 million, or $0.37 per weighted average share, down $0.14 from the prior year.
DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for February 2018 to February 28, 2018 record holders with March 22, 2018 payment date;

•	$0.06 per share for March 2018 to March 30, 2018 record holders with April 19, 2018 payment date; and

•	$0.06 per share for April 2018 to April 30, 2018 record holders with May 24, 2018 payment date.
These distributions mark Prospect’s 115th, 116th, and 117th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.29 at February 6, 2018 delivers to shareholders a dividend yield of 11.4%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our April 2018 distribution will have distributed $16.44 per share to original shareholders, exceeding $2.5 billion in cumulative distributions to all shareholders.

Prospect expects to declare May 2018, June 2018, July 2018, and August 2018 distributions in May 2018.

PORTFOLIO AND INVESTMENT ACTIVITY

We continue to prioritize secured lending. At December 31, 2017, September 30, 2017, and June 30, 2017, our portfolio comprised the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	December 31, 2017	September 30, 2017	June 30, 2017

Total Investments (at fair value)	$5,421,132	$5,687,117	$5,838,305
Number of Portfolio Companies	122	120	121
% Controlled Investments (at fair value)	37.1%	34.0%	32.7%

Secured First Lien	44.6%	48.5%	48.4%
Secured Second Lien	21.3%	19.5%	19.0%
Structured Credit	17.3%	17.0%	18.5%
Equity Investments	16.2%	14.3%	13.2%
Unsecured Debt	0.6%	0.6%	0.8%
Small Business Whole Loans	0.0%	0.1%	0.1%

Annualized Current Yield - All Investments	10.3%	9.9%	10.4%
Annualized Current Yield - Performing Interest Bearing Investments	12.5%	11.8%	12.2%

Top Industry Concentration(1)	13.3%	11.2%	10.7%

Energy Industry Concentration(1)	3.1%	2.7%	2.4%

Retail Industry Concentration(1)	0.0%	0.0%	0.0%

Non-Accrual Loans as % of Total Assets	1.2%	2.1%	2.5%

Weighted Average Portfolio Net Leverage(2)	4.44x	4.32x	4.19x
Weighted Average Portfolio EBITDA	$60,475	$49,155	$48,340

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Through our investment in the portfolio company’s capital structure.

During the December 31, 2017 and September 30, 2017 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	December 31, 2017	September 30, 2017

Total Originations	$738,737	$222,151

Agented Sponsor Debt	56%	47%
Non-Agented Debt	32%	34%
Real Estate	11%	2%
Operating Buyouts	1%	0
Online Lending	0%	17%

Total Repayments	$1,042,269	$310,894
Repayments in excess of Originations	$(303,532)	$(88,743)

For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our Form 10-Q for the quarter ended December 31, 2017 as filed with the Securities and Exchange Commission on February 7, 2018.

Our structured credit investments have individual standalone financings each non-recourse to Prospect and with our risk limited in each case to our net investment amount. At December 31, 2017 and September 30, 2017, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2017	September 30, 2017

Total Structured Credit Investments	$940,276	$969,478

# of Investments	43	43

TTM Average Cash Yield(1)(3)	19.3%	20.5%
Annualized Cash Yield(1)(3)	17.0%	18.3%
Annualized GAAP Yield on Fair Value(1)(3)	12.5%	12.4%
Annualized GAAP Yield on Amortized Cost(2)(3)	11.0%	11.1%

Cumulative Cash Distributions	$1,078,373	$1,034,772
% of Original Investment	73.0%	69.8%

# of Underlying Collateral Loans	2,225	2,310
Total Asset Base of Underlying Portfolio	$19,026,601	$19,225,010

Prospect TTM Default Rate	0.77%	0.55%
Broadly Syndicated Market TTM Default Rate	2.05%	1.53%
Prospect Default Rate Outperformance vs. Market	1.28%	0.98%

(1)	Calculation based on fair value.

(2)	Calculation based on amortized cost.

(3)	Excludes deals in the process of redemption.
To date, including called deals in the process of liquidation, we have exited 11 structured credit investments totaling $290.5 million with an expected average realized IRR of 16.1% and cash on cash multiple of 1.48 times.
Since August 29, 2016 (the date of our June 2016 earnings release), 19 of our structured credit investments have completed refinancings to reduce their liability spreads, and eight additional structured credit investments have completed multi-year extensions of their reinvestment periods (also at reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions, and are actively working on such transactions.

To date during the March 2018 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
March 31, 2018

Total Originations	$181,881

Agented Sponsor Debt	53%
Non-Agented Debt	41%
Online Lending	3%
Structured Credit	2%
Real Estate	1%

Total Repayments	0

LIQUIDITY AND FINANCIAL RESULTS

The following table summarizes key leverage statistics at December 31, 2017, September 30, 2017, and December 31, 2016:

All amounts in $000’s	As of December 31, 2017	As of September 30, 2017	As of December 31, 2016
Net of Cash Debt to Equity Ratio	60.2%	71.6%	70.3%
% of Assets at Floating Rates	89.3%	90.5%	90.4%
% of Liabilities at Fixed Rates	99.9%	99.9%	99.9%

Unencumbered Assets	$4,606,067	$4,494,399	$4,803,861
% of Total Assets	77.8%	75.2%	77.8%

We repaid our remaining $50.7 million October 2017 convertible notes at maturity. In calendar year 2017 and early 2018, we also issued $225 million of 2022 Notes and repurchased (or provided notice to call) a majority of our debt maturing in less than one year as follows:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$225,000	4.95%	July 2022
Repurchases
2017 Notes	$78,766	5.375%	October 2017
2018 Notes	$114,581	5.75%	March 2018
Prospect Capital InterNotes®	$318,872	3.75% - 5.85%	December 2017 - August 2020

For the remainder of calendar year 2018, we have liability maturities of $113.6 million.
On August 29, 2014, we renegotiated and closed an expanded five and a half year revolving credit facility (the “Facility”), summarized as follows:

All amounts in $000’s	As of December 31, 2017

Total Extended Commitments	$885,000
Total Commitments with Accordion Feature	$1,500,000
Interest Rate on Borrowings	1M LIBOR + 225 bps (no floor)
Moody’s Rating	Aa3

We have diversified our counterparty risk over the last seven years. At December 31, 2017, 21 institutional lenders were committed to the Facility compared to five lenders at June 30, 2010, representing one of the most diversified bank groups in our industry. The revolving period of the Facility extends through March 2019, with an additional one-year amortization period to March 2020, and with distributions allowed after the completion of the revolving period. We currently have no borrowings drawn under our Facility.
We have seven separate unsecured debt issuances aggregating $1.7 billion outstanding, not including our program notes, with laddered maturities extending to June 2024. At December 31, 2017, $837.5 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday, February 8, 2018 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to March 8, 2018, call 877-344-7529 passcode 10116503. The call will be available prior to March 8, 2018 on Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2017	June 30, 2017
	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $1,895,360 and $1,840,731, respectively)	$2,011,922	$1,911,775
Affiliate investments (amortized cost of $24,075 and $22,957, respectively)	19,272	11,429
Non-control/non-affiliate investments (amortized cost of $3,643,003 and $4,117,868, respectively)	3,389,938	3,915,101
Total investments at fair value (amortized cost of $5,562,438 and $5,981,556, respectively)	5,421,132	5,838,305
Cash	474,476	318,083
Receivables for:
Interest, net	14,432	9,559
Other	763	924
Prepaid expenses	546	1,125
Due from Broker	600	—
Due from Prospect Administration (Note 13)	2,082	—
Due from Affiliate (Note 13)	88	14
Deferred financing costs on Revolving Credit Facility (Note 4)	3,394	4,779
Total Assets	5,917,513	6,172,789

Liabilities
Revolving Credit Facility (Notes 4 and 8)	—	—
Prospect Capital InterNotes® (less unamortized debt issuance costs of $13,114 and $14,240, respectively) (Notes 7 and 8)	824,383	966,254
Convertible Notes (less unamortized debt issuance costs of $13,186 and $15,512, respectively) (Notes 5 and 8)	889,233	937,641
Public Notes (less unamortized discount and debt issuance costs of $9,963 and $10,981, respectively) (Notes 6 and 8)	739,318	738,300
Due to Prospect Capital Management (Note 13)	47,629	48,249
Interest payable	39,180	38,630
Dividends payable	21,659	30,005
Due to Prospect Administration (Note 13)	1,935	1,910
Accrued expenses	3,615	4,380
Other liabilities	2,149	2,097
Due to Broker	—	50,371
Total Liabilities	2,569,101	2,817,837
Commitments and Contingencies (Note 3)	—	—
Net Assets	$3,348,412	$3,354,952

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 360,980,752 and 360,076,933 issued and outstanding, respectively) (Note 9)	$361	$360
Paid-in capital in excess of par (Note 9)	3,998,406	3,991,317
Accumulated overdistributed net investment income	(64,446)	(54,039)
Accumulated net realized loss	(444,603)	(439,435)
Net unrealized loss	(141,306)	(143,251)
Net Assets	$3,348,412	$3,354,952

Net Asset Value Per Share (Note 16)	$9.28	$9.32

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Investment Income
Interest income:
Control investments	$47,418	$48,281	$93,448	$94,190
Affiliate investments	—	—	205	—
Non-control/non-affiliate investments	75,833	87,465	148,263	174,125
Structured credit securities	30,131	39,045	59,551	78,126
Total interest income	153,382	174,791	301,467	346,441
Dividend income:
Control investments	—	1,282	—	3,522
Non-control/non-affiliate investments	326	97	870	241
Total dividend income	326	1,379	870	3,763
Other income:
Control investments	4,038	3,856	6,129	6,796
Non-control/non-affiliate investments	4,654	3,454	12,513	6,312
Total other income (Note 10)	8,692	7,310	18,642	13,108
Total Investment Income	162,400	183,480	320,979	363,312
Operating Expenses
Base management fee (Note 13)	29,559	30,886	59,722	61,678
Income incentive fee (Note 13)	18,298	21,101	34,231	40,831
Interest and credit facility expenses	39,347	40,848	80,382	82,517
Allocation of overhead from Prospect Administration (Note 13)	(824)	2,657	2,704	6,190
Audit, compliance and tax related fees	1,866	1,058	2,954	2,453
Directors’ fees	112	112	225	225
Other general and administrative expenses	850	2,413	3,837	6,094
Total Operating Expenses	89,208	99,075	184,055	199,988
Net Investment Income	73,192	84,405	136,924	163,324
Net Realized and Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	2	178	11	183
Affiliate investments	—	—	846	137
Non-control/non-affiliate investments	(5,675)	(260)	(5,093)	312
Net realized (losses) gains	(5,673)	(82)	(4,236)	632
Net change in unrealized gains (losses)
Control investments	44,425	(11,068)	45,518	2,298
Affiliate investments	1,533	853	6,726	(1,273)
Non-control/non-affiliate investments	8,737	26,896	(50,300)	17,450
Net change in unrealized gains (losses)	54,695	16,681	1,944	18,475
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	49,022	16,599	(2,292)	19,107
Net realized losses on extinguishment of debt	(487)	(124)	(932)	(185)
Net Increase in Net Assets Resulting from Operations	$121,727	$100,880	$133,700	$182,246
Net increase in net assets resulting from operations per share	$0.34	$0.28	$0.37	$0.51
Dividends declared per share	$(0.18)	$(0.25)	$(0.41)	$(0.50)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended December 31,			Six Months Ended December 31,
	2017		2016	2017		2016
Per Share Data
Net asset value at beginning of period	$9.12		$9.60	$9.32		$9.62
Net investment income(1)	0.20		0.24	0.38		0.46
Net realized and change in unrealized gains (losses) (1)	0.14		0.04	(0.01)		0.05
Distributions of net investment income	(0.18)		(0.25)	(0.41)		(0.5)
Common stock transactions(2)	—	(3)	(0.01)	—	(3)	(0.01)
Net asset value at end of period	$9.28		$9.62	$9.28		$9.62

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702